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                                                                    EXHIBIT 99.1


                         ATLANTECH TECHNOLOGIES LIMITED

                       UNAPPROVED SHARE OPTION SCHEME 1995

                                  SCHEME RULES


1.          Definitions

            1.1 In these Rules the following words and expressions shall have the following meanings:-

                        "Appropriate Period"    the meaning given in Paragraph
                                                15(2) of Schedule 9 to the Taxes
                                                Act;

                        "Board" the Board of Directors of the Company or a duly constituted committee thereof;

                        "Company"               Atlantech Technologies Limited,
                                                registered in Scotland with
                                                Registered Number 136888;

                        "Control"               the meaning given in Section 840
                                                of the Taxes Act;

                        "Date of Grant"         the date on which an Option is,
                                                was, or is to be granted under
                                                the Scheme;

                        "Eligible Employee"     any director or employee of any
                                                Participating Company, who is
                                                required to devote to his duties
                                                not less than twenty five hours
                                                (or, in the case of an employee
                                                who is not a director of any
                                                Participating Company, twenty
                                                hours) per week (excluding meal
                                                breaks);

                        "the Taxes Act"         The Income and Corporation Taxes
                                                Act 1988;

                        "Option" a right to subscribe for Shares granted (or to be granted) in accordance with the Rules of this Scheme;

                        "Option Shares"         the Shares over which an Option
                                                is, was, or is to be granted
                                                under the Scheme;

                        "Participant"           a director or employee, or
                                                former director or employee, to
                                                whom an Option has been granted
                                                or (where the context so admits
                                                or requires) the personal
                                                representatives of any such
                                                person;



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                        "Participating Company" the Company and any other
                                                company which is under the
                                                Control of the Company and which
                                                is for the time being nominated
                                                by the Board to be a
                                                Participating Company;

                        "Scheme" the share option scheme (the Atlantech Technologies
                                                Unapproved Share Option Scheme)
                                                constituted and governed by
                                                these rules as from time to time
                                                amended;

                        "Share"                 a share in the capital of the
                                                Company;

                        "Option Price"          the price at which each
                                                Option Share may be acquired on
                                                the exercise of that Option.

            1.2 Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

            1.3 Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.          Grant of Options

            2.1 An Option may only be granted to an Eligible Employee who is nominated at the discretion of the Board.

            2.2 The Company shall issue to each Participant an option certificate in such form as the Board may prescribe. Each such certificate shall specify the Date of Grant, the number and class of Shares over which the Option is granted and the Option Price. The option certificate shall be signed by two directors of the Company or by one director of the Company and the Company Secretary.

3.          Exercise of Options

            3.1 Subject to the following provisions of these Rules any Option which has not lapsed may be exercised in whole or in part at any time.

            3.2 Except in respect of exercise of an Option under the circumstances specified in Rule 4 below, an Option may not be exercised until the first anniversary of the Date of Grant, may not be exercised to the extent of more than one third of the Option Shares prior to the second anniversary of the Date of Grant and may not be exercised to the extent of more than two thirds of the Option Shares prior to the third anniversary of the Date of Grant.

            3.3 An Option shall lapse on the earliest of the following events:-

                        (i)         the seventh anniversary of the Date of
                                    Grant;

                        (ii) six months following the date of the Participant's death;


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                        (iii)       one month following the Participant ceasing
                                    to be a director or employee of any
                                    Participating Company by reason of injury, disability or retirement on or after reaching age sixty five;

                        (iv) upon the Participant ceasing to be a director or employee of any Participating Company by reason of injury, disability or retirement on or after reaching age sixty five or if the Company of which he is a director or employee ceases to be a Participating Company, provided that the Board may, in its absolute discretion and subject to such conditions as the Board may determine, allow such Participant to exercise all or any of his Option(s);

                        (v) unless a release has been effected under Rule 4.4, six months after any person obtains Control of the Company in terms of Rule 4.1;

                        (vi)        the Participant being adjudicated bankrupt;

                        (vii)       the winding up of the Company;

                        (viii) expiry of the period of six months referred to in Rule 4.2 or of the period referred to in Rule 4.3.

4.          Takeovers and Liquidations

            4.1 If any person obtains Control of the Company as a result of making:-

                        (i) a general offer to acquire the whole of the issued share capital of the Company; or

                        (ii) a general offer to acquire all the shares in the Company which are of the same class as the Option Shares;

                        then any Option existing at that date may subject to Rule 4.4 below be exercised within six months of the time when the person making the offer has obtained Control of the Company. For the purposes of this Rule
                        4.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

            4.2 If under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Option may subject to Rule 4.4 below be exercised within six months of the Court sanctioning the compromise or arrangement.

            4.3 If any person becomes bound or entitled to acquire shares in the Company under Sections 428 to 430F of the Companies Act 1985 any Option may subject to Rule 4.4 below be exercised at any time during any period when that person remains so bound or entitled.



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            4.4         If as a result of the events specified in Rules 4.1 and
                        4.2 a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 4.3, the Participant may, by agreement with that other company (the "Acquiring Company"), within the Appropriate Period, release each existing Option (the "Old Option") for an option (the "New Option") which satisfied the conditions that it:-

                        (i) is over shares in the Acquiring Company or some other company;

                        (ii) has a subscription price per share such that the aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option; and

                        (iii)       is otherwise identical in terms to the Old
                                    Option.

                        The New Option shall, for all other purposes of this scheme, be treated as having been acquired at the same time as the Old Option.

                        Where any New Options are granted pursuant to this Rule 4.4, these Rules shall, in relation to the New Options, be construed as if references to the Company and to the Shares were references to the Acquiring Company and to the shares in the Acquiring Company.

            4.5 If the Company passes a resolution for voluntary winding up, any Options may be exercised within six months of the passing of the resolution.

            4.6 The exercise of an Option pursuant to the preceding provisions of this Rule 4 shall be subject to the provisions of Rule 6 below.

5.          Variation of the Share Capital

            5.1 In the event of any variation of the share capital of the Company by way of capitalisation or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any Option and the Option Price for each of those Shares shall be adjusted in such manner as the Board may determine and such decision of the Board shall be final and binding on the Participant and the Participating Company.

            5.2 Notice of any such adjustment shall be given to the Participant by the Board, who may call in the Option Certificates for endorsement.

6.          Manner of Exercise of Options

            6.1 An Option shall be exercised by the Participant giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant option certificate and shall be effective on the date of its receipt by the Company.



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            6.2         Shares shall be allotted and issued pursuant to a notice
                        of exercise within thirty days of the date of exercise and a definitive share certificate issued to the Participant in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment, such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment.

            6.3 When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new option certificate shall be issued by the Company as soon as possible after the partial exercise.

            6.4 A Participant shall not be entitled to exercise any Option unless and until he has entered into arrangements which are in all respects satisfactory to the Company to enable the Company to recover from the Participant any and all income tax and national insurance contributions which the Company is obliged to pay on behalf of the Participant as a result of the exercise of the Option by the Participant.

7.          Administration and Amendment

            7.1 The Scheme shall be administered by the Board whose decision on all disputes shall be final.

            7.2 The Board may from time to time amend these Rules in any way it sees fit provided that no amendment may materially affect a Participant as regards an Option granted prior to the amendment being made.

            7.3 The cost of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Board shall determine.

            7.4 The Company may distribute to Participants copies of any notice or document normally sent by the Company to its members.

            7.5 Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post to the Secretary. Items sent by post shall be prepaid and shall be deemed to have been received seventy two hours after posting.

            7.6 The Company shall at all times keep available sufficient authorised and unissued Shares to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.

            7.7 Every Option granted hereunder shall be personal to the Participant and, except where a personal representative is entitled to exercise the Option following the death of a Participant, neither the Option not the benefit thereof may be transferred, assigned, charged or otherwise alienated.



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            7.8         The Company by ordinary resolution, or the Board may at
                        any time discontinue the operation of the Scheme, and in such event no further Options will be offered but in all other respects the provisions of the Scheme shall remain in force.

8.          Loss of Office

            8.1 This Scheme shall not form part of any contract of employment between any Participant and any Participating Company and shall not confer on any Participant any legal rights (save in respect of his rights to exercise an Option whilst a Participant hereunder) whatsoever against any Participating Company, nor give rise to any claim or cause of action in law.

            8.2 Options granted or the benefit thereof shall not (except as may be required by taxation law) form part of the emoluments of any Participant or count as wages or remuneration for pension or other purposes. In no circumstances shall a Participant on ceasing to be an eligible Employee by reason of dismissal or otherwise, be entitled to or claim against any Participating Company or former Participating Company any compensation for or in respect of any consequential diminution or extinction of his rights or benefits (actual or prospective) under any Option then held by him or otherwise in connection with this Scheme.

9.          Overriding Lapse of Options

            Notwithstanding any other provision of the Scheme no Option shall be capable of being exercised after the expiry of the period of seven years from the Date of Grant.

10.         Governing Law

            These Rules and the Scheme shall be governed by the Law of Scotland.